CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173811) pertaining to the Simpson Manufacturing Co. Inc. 401(k) Profit Sharing Plan of our report dated June 27, 2016, with respect to the financial statements and supplemental schedule of the Simpson Manufacturing Co. Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

ArmaninoLLP
San Ramon, California

June 27, 2016